UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2011 (January 31, 2011)

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on January 14, 2011, Petrohawk Energy Corporation (the “Company”)  and certain of its subsidiaries entered into a purchase agreement (the “ Purchase Agreement”) with Barclays Capital Inc., by which the Company agreed to issue and sell, and Barclays agreed to purchase, $400 million in aggregate principal amount of the Company’s 7 1/4% Senior Notes due 2018 (the “2018 Notes”).  The closing of the sale of the 2018 Notes occurred on January 31, 2011.

In connection with the sale of the 2018 Notes, the Company entered into a Registration Rights Agreement, dated January 31, 2011, between the Company and Barclays (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company has agreed to conduct a registered exchange offer for the 2018 Notes or cause to become effective a shelf registration statement providing for the resale of the 2018 Notes. The Company is required to: (i) file an exchange offer registration statement (the “Registration Statement”) on or prior to 90 days after January 31, 2011, and (ii) use reasonable best efforts to cause such Registration Statement to become effective on or prior to 270 days after January 31, 2011.  If the exchange offer is not consummated within 310 days after January 31, 2011, or upon the occurrence of certain other contingencies, the Company has agreed to file a shelf registration statement to cover resales of the 2018 Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.  If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the 2018 Notes.  This summary of the Registration Rights Agreement is qualified by reference to the copy of the Registration Rights Agreement attached as Exhibit 4.2 hereto.

The 2018 Notes were issued pursuant to an indenture entered into on August 17, 2010 with U.S. Bank National Association, as trustee, which is described in Item 2.03 of the Company’s Current Report on Form 8-K filed on August 20, 2010, as referenced below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information regarding the terms and conditions of the indenture entered into on August 17, 2010 (the “Indenture”) with U.S. Bank National Association, as trustee, which governs the 2018 Notes was previously disclosed in Item 2.03 of the Company’s Current Report on Form 8-K filed on August 20, 2010, and is incorporated into this Item 2.03 by reference. Any description of the Indenture is qualified by reference to the complete text of the Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 20, 2010, and incorporated into this Form 8-K by reference.

Item 8.01	Other Events.

On February 1, 2011, the Company sent a notice to the holders of its 7 1/8% Senior Notes Due 2012 (the “2012 Notes”) notifying such holders of the Company’s election to redeem on March 17, 2011 (the “Redemption Date”) all $272,375,000 aggregate principal amount of the outstanding 2012 Notes at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest on the 2012 Notes redeemed to, but not including, the Redemption Date. The Company intends to use a portion of the proceeds of the sale of the 2018 Notes to fund the redemption of the 2012 Notes.

The foregoing is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The redemption is being effected solely by the notice dated February 1, 2011 delivered to the holders of the 2012 Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1

Indenture, dated as of August 17, 2010, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 20, 2010).

	4.2	Registration Rights Agreement, dated as of January 31, 2011, between the Company and Barclays Capital Inc. (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: February 3, 2011	By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President—Chief Accounting Officer and Controller

INDEX TO EXHIBITS

4.1

Indenture, dated as of August 17, 2010, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 20, 2010).

4.2	Registration Rights Agreement, dated as of January 31, 2011, between the Company and Barclays Capital Inc. (filed herewith).